UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 19, 2004

The McClatchy Company
(Exact name of registrant as specified in its charter)

Delaware	1-9824	52-2080478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Q Street, Sacramento, CA		95816
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(916) 321-1828

NA
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) and (d).	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCICPAL OFFICERS.

On September 19, 2004, the Board of Directors of registrant filled two vacancies on the Board by appointing Brown McClatchy Maloney and William B. McClatchy to the Board of Directors. The vacancies filled by Messrs. Maloney and McClatchy resulted from the retirement of James McClatchy and William Ellery McClatchy as members of the Board on that same day. William B. McClatchy is James McClatchy's son and William Ellery McClatchy's nephew. Mr. Maloney is their cousin. Both Mr. Maloney and Mr. McClatchy will serve as directors representing the registrant's Class B shares which are owned by the McClatchy/Maloney family. Neither Mr. Maloney nor Mr. McClatchy has been named, or is expected to be named, to any committee of the Board of Directors as of the date of this filing. Although no formal agreement or arrangement existed with regard to the appointment of Mr. Maloney and Mr. McClatchy, their appointment was discussed and supported by the Board and by members of the McClatchy/Maloney family holding Class B shares of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2004	The McClatchy Company
/s/ Gary B. Pruitt
Gary B. Pruitt, President, Chief Executive Officer and Chairman of the Board